Exhibit 10.2


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement (the "Amendment") is entered into as of March 16, 2006 by and between Global Cash Access, Inc., a Delaware corporation (the "Company"), and Harry C. Hagerty III ("Executive").

                                 R E C I T A L S

     WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of July 12, 2004 (the "Agreement"); and

     WHEREAS, the Company and Executive desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

                                A M E N D M E N T

     1. Definitions; References; Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement. Each reference to "this Agreement," "hereof," "hereunder," "herein" and "hereby" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement, as amended hereby.

     2. Amendment.

          (a) Section 4.3.5 of the Agreement is hereby restated in its entirety to read as follows:

          "4.3.5 Group Medical Coverage. The Company shall, following the Executive's timely election, provide the Executive with continued coverage for the remainder of the Term under the Company's group health insurance plans in effect upon termination of Executive's employment without Cause or for Good Reason in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), at no cost to Executive. If the remaining Term exceeds the Executive's maximum period of COBRA entitlement (including any extensions permitted by applicable state law), the Company shall, for the remainder of the Term, make monthly payments to the Executive equal to the applicable COBRA premium as in effect for the last month during which such COBRA coverage was available.

          (b) Section 4 of the Agreement is hereby amended by the addition of the following Section 4.9:

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          "4.9 Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") (or any regulations or rulings thereunder), and shall be construed and interpreted in accordance with such intent. Notwithstanding anything to the contrary in this Agreement, the Company, in the exercise of its sole discretion and without the consent of Executive, shall have the authority to delay the payment of any amounts or the provision of any benefits under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain "key employees" of certain publicly-traded companies) as amplified by any Internal Revenue Service or U.S. Treasury Department guidance as the Company deems appropriate or advisable. In such event, any amounts or benefits under this Agreement to which Executive would otherwise be entitled during the six (6) month period following Executive's termination of employment will be paid on the first business day following the expiration of such six (6) month period. Any provision of this Agreement that would cause the payment of any benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Code or any regulations or rulings thereunder)."

     3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

     4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

     5. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No.
1 to Employment Agreement as of the date first set forth above, to be effective upon the Effective Date.

GLOBAL CASH ACCESS, INC.                         HARRY C. HAGERTY



By:  /s/ Kirk Sanford                            /s/ Harry Hagerty
     -----------------------                     -------------------------------
     Kirk E. Sanford,                            Harry C. Hagerty III,
     President and                               Executive Vice President and
     Chief Executive Officer                     Chief Financial Officer